EXHIBIT 10.18(f)

AMENDMENT NO. 3 TO

COMMITMENT LETTER

This AMENDMENT NO. 3 TO COMMITMENT LETTER (the “Amendment”) is made and entered into as of July 30, 2004 by and between Countrywide Warehouse Lending (“Lender”), Aames Capital Corporation, Aames Funding Corporation and Aames Investment Corporation (jointly, the “Borrower”). This Amendment amends that certain Commitment Letter by and between Lender and Borrower dated as of December 1, 2003 (the “Commitment Letter”), which supplements that certain Revolving Credit and Security Agreement by and between Lender and Borrower dated as of July 1, 2003 (as may be amended from time to time, the “Credit Agreement”).

R E C I T A L S

Lender and Borrower have previously entered into the Commitment Letter and Credit Agreement pursuant to which Lender may, from time to time, provide Borrower credit in the form of a warehouse line secured by residential mortgage loans. Lender and Borrower hereby agree that the Commitment Letter shall be amended as provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

1.	Additional Named “Borrower.” As a result of that certain Amendment #2 to Revolving Credit and Security Agreement of even date herewith by and among Lender, Borrower and Aames Investment Corporation, Lender, Borrower and Aames Investment Corporation acknowledge and agree that Aames Investment Corporation is effectively added as an additional named “Borrower” to the Commitment Letter. Except as expressly provided for otherwise herein, all covenants and obligations under the Commitment Letter shall be applicable to Aames Investment Corporation.

2.	Increase In Aggregate Credit Limit. Lender, Borrower and Aames Investment Corporation agree that the Aggregate Credit Limit of the Commitment Letter shall be deleted in its entirety and replaced with the following:

“Aggregate Credit Limit: Four Hundred Million Dollars ($400,000,000) subject to reduction by Lender as provided for herein.”

3.	Over/Under Account Minimum Balance. Lender and Borrower agree that the Over/Under Account Minimum Balance (Section 3.5 (a)) of the Commitment Letter shall be deleted in its entirety and replaced with the following:

“Over/Under Account Minimum Balance: Five Hundred Thousand Dollars ($500,000). . Interest to be paid monthly on the Over/Under Account Minimum Balance at an annualized rate of LIBOR”.

4.	New Section – “Financial Covenants of Aames Investment Corporation.” Lender, Borrower and Aames Investment Corporation agree that the financial covenants contained in the section titled “Financial Covenants” shall only apply to Borrower and the following new section shall be added to the Commitment Letter and shall apply to Aames Investment Corporation only:

“Financial Covenants of Aames Investment Corporation: The ongoing availability of the

Agreement is subject to the maintenance of the following financial covenants by Aames

Investment Corporation:

(a) Minimum Tangible Net Worth: $425,000,000 after the initial public offering, and

(b) Maximum ratio of Total Liabilities and

Warehouse Debt, excluding debt related to non-recourse securitization debt (Warehouse Debt is inclusive of outstandings on warehouse lines, repurchase facilities or off balance sheet financing) to Tangible Net Worth: 5.5:1

If Aames Investment Corporation fails to maintain the foregoing financial covenants for any reason (including, without limitation, as a result of the initial public offering not being offered or failing to achieve sufficient capital), in addition to the rights and remedies of Lender under the Agreement for such failure, Lender shall have the right to reduce the Aggregate Credit Limit to the previous limit of $200,000,000 in its sole discretion.”

4.	No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Commitment Letter shall remain in full force and effect and nothing herein shall affect the rights and remedies of Lender as provided under the Commitment Letter and Credit Agreement. To the extent any amendments to the Commitment Letter contained herein conflict with any previous amendments to the Commitment Letter, the amendments contained herein shall control.

5.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

6.	Facsimiles. Facsimile signatures shall be deemed valid and binding to the same extent as the original.

IN WITNESS WHEREOF, Lender and each Borrower have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.

COUNTRYWIDE WAREHOUSE LENDING	AAMES CAPITAL CORPORATION

By:	By:
Signature	Signature
Name:	Name:
Title:	Title:

AAMES FUNDING CORPORATION

By:
Signature
Name:
Title:

AAMES INVESTMENT CORPORATION

By:
Signature
Name:
Title: